UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 1, 2011

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On December 1, 2011, Tortoise Capital Resources Corporation (the “Company”) entered into a Management Agreement (the “Management Agreement”) with Corridor InfraTrust Management, LLC (“Corridor”) under which Corridor will provide full management services to the Company, except that Corridor will not provide any advice to the Company relating to the securities portfolio of the Company.  Pursuant to the terms of the Management Agreement, the Company pays Corridor a fee consisting of two components – a quarterly management fee and a quarterly incentive fee (collectively, the “Fees”).  The quarterly management fee is paid quarterly in arrears, and is equal to 0.25% (1.00% annualized) of the value of the Company’s average monthly Managed Assets (all of the securities of the Company and all of the real property assets of the Company, including any securities or real property assets purchased with or attributable to any borrowed funds, minus accrued liabilities other than (1) deferred taxes and (2) debt entered into for the purpose of leverage) for such quarter.  The incentive fee is calculated and payable quarterly in arrears and will equal 10% of the increase in total dividends paid, if any, over a threshold dividend equal to $0.125 per share per quarter.  In addition to the Fees, the Company will reimburse the Manager for certain expenses related to the Manager’s provision of an internal audit function to the Company.  The Management Agreement became effective December 1, 2011 and continues in effect until December 31, 2012.  The Management Agreement is renewable annually thereafter by the Company.  The Management Agreement may be terminated by the Company at any time on no more than 60 days’ written notice, or by the Manager at any time on no less than 60 day’s written notice, without the payment of any penalty.

On December 1, 2011, the Company entered into an Advisory Agreement (the “Advisory Agreement”) with Corridor and Tortoise Capital Advisors, L.L.C. (“Tortoise”) under which Tortoise will provide securities focused investment management services and certain day-to-day operational services for the benefit of the Company.  Pursuant to the terms of the Advisory Agreement, Corridor will pay to Tortoise a management fee equal to $100,000 per year, paid in quarterly installments, as well as an incremental amount at an annual rate of (i) $50,000 per year if the Company’s Invested Capital doubles, (ii) $75,000 per year if the Company’s Invested Capital triples and (iii) $100,000 per year if the Company’s Invested Capital quadruples, as of the end of any fiscal quarter as compared to the Company’s Invested Capital immediately prior to the effective date of the Advisory Agreement.  “Invested Capital” means the aggregate historical cost of the assets of the Company invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and acquisition costs that may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar noncash reserves.  Tortoise has agreed to waive the management fee (including any incremental amount that may be payable as set forth above) for the first 12 months following the effective date. Tortoise has consented to the royalty free use by the Company of the name “Tortoise” as part of the Company’s name and the related “Tortoise” logo so long as Tortoise or one of its approved affiliates is employed as an investment advisor of the Company.  The Advisory Agreement became effective December 1, 2011, continues in effect until December 31, 2012, and shall be continued from year to year thereafter to the extent Corridor continues to serve as the Manager to the Company.  The Advisory Agreement may be terminated by the Company, Corridor or Tortoise in the event Tortoise is no longer providing all of the services required under the Advisory Agreement, provided that as long as the Management Agreement remains in place, Tortoise is entitled to receive the management fee described above.  The Advisory Agreement automatically terminates in the event of its assignment.

The descriptions of the Management Agreement and the Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the Management Agreement and the Advisory Agreement that are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Employees of Corridor and Tortoise serve as officers and directors of the Company, and the Chairman of the Board of the Company is an employee of Corridor.  The Board will continue to include the three independent directors.

On December 1, 2011, the Company entered into a Second Amended Administration Agreement with Tortoise (the “Second Amended Agreement”).  The Second Amended Agreement became effective as of December 1, 2011, and remains in force through December 31, 2012, and is renewable annually thereafter by the Company. References to “the Advisor” were changed to “the Manager” and certain references to requirements under the Investment Company Act of 1940 were removed.  All of the other terms of the Second Amended Agreement are substantially identical to the Amended Administration Agreement dated December 1, 2010 between the Company and Tortoise.

The description of the Second Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended Agreement that is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Tortoise also acts as an adviser for the Company and receives fees for such services from Corridor pursuant to an Advisory Agreement by and among Tortoise, Corridor and the Company.  Tortoise also serves as investment adviser to certain registered investment company affiliates of the Company.

A copy of the press release announcing the execution of the Management Agreement and the Advisory Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 1.02                 Termination of a Material Definitive Agreement.

Upon the effectiveness of the Management Agreement and the Advisory Agreement described above on December 1, 2011, the Investment Advisory Agreement between the Company and Tortoise dated September 15, 2009 (the “Terminated Agreement”) was terminated.  Pursuant to the terms of the Terminated Agreement, the Company paid Tortoise a fee consisting of two components — a base management fee and an incentive fee. The base management fee was paid quarterly in arrears, and was equal to 0.375% (1.5% annualized) of the Company’s average monthly Managed Assets (total assets, including any assets purchased with or attributable to any borrowed funds, minus accrued liabilities other than (i) deferred taxes, and (ii) debt entered into for the purpose of leverage) for such quarter.

The incentive fee consisted of two parts. The first part, the investment income fee, was calculated and payable quarterly in arrears and equaled 15% of the excess, if any, of the Company’s net investment income for the fiscal quarter over a quarterly hurdle rate equal to 2% (8% annualized) of the Company’s average monthly net assets for the quarter.

The second part of the incentive fee, the capital gains fee, was determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Terminated Agreement, as of the termination date), and equaled (i) 15% of (a) the Company’s net realized capital gains on a cumulative basis from the commencement of the Company’s operations on December 8, 2005 to the end of each fiscal year, less (b) any unrealized capital depreciation at the end of such fiscal year, less (ii) the aggregate amount of all capital gains fees paid to Tortoise in prior fiscal years. The calculation of the capital gains fee did not include any capital gains that resulted from that portion of any scheduled periodic distributions made possible by the normally recurring cash flow from the operations of portfolio companies (“Expected Distributions”) that were characterized by the Company as return of capital for U.S. generally accepted accounting principles purposes. In that regard, any such return of capital was not treated as a decrease in the cost basis of an investment for purposes of calculating the capital gains fee. This did not apply to any portion of any distribution from a portfolio company that was not an Expected Distribution.

In addition, upon termination of the Terminated Agreement, the Expense Reimbursement Agreement between the Company and Tortoise terminated.  Pursuant to the terms of this agreement, Tortoise reimbursed the Company quarterly for expenses incurred by the Company in an amount equal to an annual rate of 0.50% of the Company’s average monthly Managed Assets for such quarter.  The reimbursement was effected by the Company offsetting the desired amount of any such reimbursement against the investment advisory fee payable to Tortoise for such quarter pursuant to the Terminated Agreement.

A copy of the press release announcing the execution of the Management Agreement and the Advisory Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2011, the Board of Directors of the Company increased the number of directors on the Board pursuant to the provisions of the Company’s Bylaws, H. Kevin Birzer resigned as a director of the Company, and the Board appointed David J. Schulte and Richard C. Green to fill the vacancies.

Effective December 1, 2011, Zachary Hamel resigned as Senior Vice President of the Company, Kenneth Malvey resigned as Senior Vice President and Treasurer of the Company, and the Board of Directors of the Company appointed Richard C. Green as Chairman of the Board, Rebecca M. Sandring as Treasurer of the Company and David W. Haley as Senior Vice President of the Company.   Information regarding these new officers is set forth below.

Richard C. (“Rick”) Green, Jr., Born 1954
Mr. Green has spent more than 30 years in the energy industry serving as a CEO for more than 20 years. Mr. Green was a founding partner and has served as a Managing Director of Corridor InfraTrust Management since 2010. In 2008 Mr. Green founded The Calvin Group LLC, a consulting firm that leveraged the management and operational experience of the partners to consult energy companies. From 2002-2008 he served as Chairman, President & CEO of the $3 billion regulated utility, Aquila, Inc., which served more than 500,000 natural gas customers and more than 400,000 electricity customers in a multi-state region. Mr. Green was Chairman and CEO of UtiliCorp United (later named Aquila) from 1996-2001. He was President and CEO of the Company from 1985-1996 and Chairman in 1989. From 1982-1985 he was Executive Vice President of Missouri Public Service and from 1980-1082 was Vice President Finance. During his career he demonstrated leadership and perseverance in pioneering both the strategy and successful execution of a significant business expansion of UtiliCorp United to a Fortune 30 company. UtiliCorp United was a multi-national electric and gas utility business and national energy marketing and trading business with revenues of $36.3 billion. Mr. Green has also been credited with leading a successful turnaround, executing a complete package needed to reposition Aquila during the energy market crisis of 2002. Mr Green holds a Bachelor of Science in Business, Major in Finance and Accounting from Southern Methodist University, Dallas, TX.

David W. Haley, Born 1958
Mr. Haley has over 20 years of experience in the energy industry. Mr. Haley was a founding partner and has been a Director of Corridor InfraTrust Management LLC since its inception in 2010. In 2008-2010 he was Vice President of the Calvin Group. From 2002-2008 he was a Managing Director of EnFocus, a consulting firm focused on risk management and structuring transactions for clients in the energy and financial services industries. Mr. Haley was previously Vice President of Cross Commodity Trading for Aquila Merchant Services, from 1998-2002, where he directed a group engaged in market marking, risk management and proprietary trading of crude oil, natural gas, residual and heating oil, electricity, coal and financial transmission rights/transmission congestion credits. He was also responsible for managing the risks and optimizing a portfolio of asset investments including power plants, electric transmission, natural gas transportation and natural gas storage. Prior to 1998 Mr. Haley was a Finance Coordinator and Vice President of Cinery, a predecessor of Duke Energy, an instructor of Economics at Miami University in Oxford, Ohio, and Staff Economist for the Federal Trade Commission. Mr. Haley has a Bachelor of Arts in Economics and Political Science from Wright State University and a Masters of Science in Economics from the University of Illinois at Urbana-Champaign.

Rebecca M. Sandring, Born 1960
Ms. Sandring has over 20 years of experience in the energy industry. In 2010 Ms. Sandring became a founding partner and Principal of Corridor InfraTrust Management. Previously she was a Vice President with The Calvin Group from 2008-2010, where she created strategic business plans resulting in third party investments and provided financial leadership to energy companies. From 2004-2008 she was Director of Finance of Aquila, Incorporated, a $3 billion regulated utility serving a multi-state region. As Director of Finance she was responsible for leading the internal finance team, which worked with external advisors regarding the strategic alternatives for Aquila, Inc. In her role as Director of Finance for the unregulated power generation division, which had over 4,000 megawatts of generation capacity, she was responsible for building the accounting, strategic planning and forecasting team and reporting process for the Board of Directors. Ultimately, this body of work passed the review of a forensic audit. Prior to her Director role at Aquila, Ms. Sandring held a variety of finance roles at Utilicorp United (later renamed Aquila), from 1993-2004. From 1984-1993 she was a Systems Analyst/Supervisor General Ledger/Manager Budgeting for Missouri Public Service. Ms. Sandring received an Executive Masters in Business Administration from the University of Missouri-Kansas City, and a Bachelor of Science in Accounting from William Jewel College.

Mr. Schulte owns an equity interest in Tortoise Holdings, LLC, the sole member of Tortoise, and thus benefits from increases in the net income of Tortoise.  Mr. Green, Mr. Schulte, Ms. Sandring and Mr. Haley each own an equity interest in Corridor, and each thus benefits from increases in the net income of Corridor.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits
10.1	Management Agreement dated December 1, 2011 between Tortoise Capital Resources Corporation and Corridor InfraTrust Management, LLC

10.2	Advisory Agreement dated December 1, 2011 by and among Tortoise Capital Resources Corporation, Corridor InfraTrust Management, LLC and Tortoise Capital Advisors, L.L.C.

10.3	Second Amended Administration Agreement dated December 1, 2011 between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.

99.1	Press Release dated December 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  December 1, 2011                                                                   By:  /s/ David J. Schulte
                              David J. Schulte
                              Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Management Agreement dated December 1, 2011 between Tortoise Capital Resources Corporation and Corridor InfraTrust Management, LLC

10.2	Advisory Agreement dated December 1, 2011 by and among Tortoise Capital Resources Corporation, Corridor InfraTrust Management, LLC and Tortoise Capital Advisors, L.L.C.

10.3	Second Amended Administration Agreement dated December 1, 2011 between Tortoise Capital Resources Corporation and Tortoise Capital Advisors, L.L.C.

99.1	Press Release dated December 1, 2011